Exhibit 99.1

Press Release — For Immediate Release
July 25, 2023

Penns Woods Bancorp, Inc. Reports Second Quarter 2023 Earnings

Williamsport, PA — July 25, 2023 - Penns Woods Bancorp, Inc. (NASDAQ: PWOD)

Penns Woods Bancorp, Inc. achieved net income of $8.8 million for the six months ended June 30, 2023, resulting in basic and diluted earnings per share of $1.25.

Highlights

•Net income, as reported under GAAP, for the three and six months ended June 30, 2023 was $4.2 million and $8.8 million, compared to $4.2 million and $7.7 million for the same periods of 2022. Results for the three and six months ended June 30, 2023 compared to 2022 were impacted by a decrease in after-tax securities losses of $12,000 (from a loss of $43,000 to a loss of $31,000) for the three month period and a decrease in after-tax securities losses of $29,000 (from a loss of $91,000 to a loss of $62,000) for the six month period. In addition, bank-owned life insurance income increased due to a gain on death benefit of $380,000 during the six months ended June 30, 2023, while an after-tax loss of $201,000 related to a branch closure negatively impacted the six months ended June 30, 2022.

•The provision for credit losses decreased $850,000 and $629,000 for the three and six months ended June 30, 2023 to a recovery of $1.2 million and $1.1 million, respectively compared to a provision of $330,000 and $480,000 for the 2022 periods due primarily to a recovery on a commercial loan during the second quarter of 2023. The decrease in the provision for credit losses also resulted from improving loan portfolio credit metrics and a minimal level of loan charge-offs.

•Basic and diluted earnings per share for the three and six months ended June 30, 2023 were $0.59 and $1.25. Basic and diluted earnings per share for the three and six months ended June 30, 2022 were $0.60 and $1.08.

•Annualized return on average assets was 0.80% for three months ended June 30, 2023, compared to 0.88% for the corresponding period of 2022. Annualized return on average assets was 0.86% for the six months ended June 30, 2023, compared to 0.80% for the corresponding period of 2022.

•Annualized return on average equity was 9.53% for the three months ended June 30, 2023, compared to 10.15% for the corresponding period of 2022. Annualized return on average equity was 10.37% for the six months ended June 30, 2023, compared to 9.20% for the corresponding period of 2022.

Net Income

Net income from core operations (“core earnings”), which is a non-generally accepted accounting principles (GAAP) measure of net income excluding net securities gains or losses, was $4.2 million and $8.9 million for the three and six months ended June 30, 2023 compared to $4.3 million and $7.8 million for the same periods of 2022. Core earnings per share for the three and six months ended June 30, 2023 was $0.60 and $1.26 basic and diluted, compared to $0.61 and $1.10 basic and diluted core earnings per share for the same periods of 2022. Annualized core return on average assets and core return on average equity were 0.80% and 9.60% for the three months ended June 30, 2023, compared to 0.89% and 10.25% for the corresponding periods of 2022. Core return on average assets and core return on average equity were 0.86% and 10.44% for the six months ended June 30, 2023 compared to 0.81% and 9.31% for the corresponding periods of 2022. A reconciliation of the non-GAAP financial measures of core earnings, core return on assets, core return on equity, and core earnings per share described in this press release to the comparable GAAP financial measures is included at the end of this press release.

Net Interest Margin

The net interest margin for the three and six months ended June 30, 2023 was 2.77% and 2.92%, compared to 3.12% and 3.03% for the corresponding periods of 2022. The decrease in the net interest margin for the three and six month periods was driven by an increase in the rate paid on interest-bearing liabilities of 198 and 161 basis points ("bps"), respectively. The FOMC rate increases during 2022 and 2023 contributed to the increases in rate paid on interest-bearing liabilities as the rate paid on short-term borrowings increased 513 bps and 498 bps for the three and six month periods ended June 30, 2023 compared to the same periods of 2022. Short-term borrowings increased in volume and rate paid as this funding source was utilized to provide funding for the growth in the loan portfolio, resulting in an increase of $2.2 million and $3.7 million in expense for the three and six month periods ended June 30, 2023 compared to the same periods of 2022. The rate paid on interest-bearing deposits increased 158 and 127 bps for the three and six month periods ended June 30, 2023 compared to the corresponding periods of 2022 due to the FOMC rate actions and an increase in competition for deposits. The rates paid on time deposits significantly contributed to the increase in funding costs as rates paid for the three and six month periods ended June 30, 2023 compared to the same periods of 2022 increased 266 bps and 211 bps, respectively, as deposit gathering campaigns initiated in the latter part of 2022 continued throughout 2023. In addition, brokered deposit have been utilized to assist with the funding of the loan portfolio growth and contributed to the increase in time deposit funding costs. Partially offsetting the increase in funding cost was an increases in the yield on interest-earning assets and growth in the average balance of the earning asset portfolio compared to the same periods in 2022. The average loan portfolio balance increased $291.2 million and $278.9 million for the three and six month periods, respectively, as the average yield on the portfolio increased 81 and 71 bps for the same periods. The three and six month periods ended June 30, 2023 were impacted by an increase of 109 and 99 bps in the yield earned on the securities portfolio as legacy securities matured with the funds reinvested at higher rates.

Assets

Total assets increased to $2.1 billion at June 30, 2023, an increase of $243.5 million compared to June 30, 2022.  Cash and cash equivalents decreased $46.1 million as interest-bearing accounts in other financial institutions decreased $11.9 million and fed funds sold decreased $40.0 million as excess liquidity was primarily utilized to fund the growth in the loan portfolio. Net loans increased $283.1 million to $1.8 billion at June 30, 2023 compared to June 30, 2022, as an emphasis was placed on commercial loan growth coupled with growth in indirect auto lending. The investment portfolio increased $5.1 million from June 30, 2022 to June 30, 2023 as restricted investment in bank stock increased $11.0 million as additional stock was required to be held in the Federal Home Loan Bank of Pittsburgh ("FHLB") due to an increase in the level of borrowings from the FHLB.

Non-performing Loans

The ratio of non-performing loans to total loans ratio decreased to 0.24% at June 30, 2023 from 0.34% at June 30, 2022, as non-performing loans decreased to $4.3 million at June 30, 2023 from $5.1 million at June 30, 2022. The majority of non-performing loans involve loans that are either in a secured position and have sureties with a strong underlying financial position or have been classified as individually evaluated loans that have a specific allocation recorded within the allowance for credit losses. Net loan recoveries of $349,000 for the six months ended June 30, 2023 impacted the allowance for credit losses, which was 0.66% of total loans at June 30, 2023 compared to 0.97% at June 30, 2022 (prior to the adoption of CECL).

Deposits

Deposits decreased $35.8 million to $1.6 billion at June 30, 2023 compared to June 30, 2022. Noninterest-bearing deposits decreased $48.4 million to $475.9 million at June 30, 2023 compared to June 30, 2022.  Core deposits declined as deposits migrated from core deposit accounts into time deposits as market rates increased due to the FOMC rate increases and increased competition for deposits. Core deposit gathering efforts remained focused on increasing the utilization of electronic (internet and mobile) deposit banking by our customers. Interest-bearing deposits increased $12.5 million from June 30, 2022 to June 30, 2023 primarily due to increased utilization of brokered deposits of $79.2 million as this funding source was utilized to supplement funding loan portfolio growth, while reducing the need to draw upon available borrowing lines. A campaign to attract time deposits with a maturity of five to twenty-four months was started during the latter part of 2022 and has continued during the first six months of 2023.

Shareholders’ Equity

Shareholders’ equity increased $8.3 million to $174.4 million at June 30, 2023 compared to June 30, 2022.  Accumulated other comprehensive loss of $13.8 million at June 30, 2023 increased from a loss of $9.7 million at June 30, 2022 as a result of a $9.8 million net unrealized loss on available for sale securities at June 30, 2023 compared to an unrealized loss of $6.2 million at June 30, 2022 coupled with an increase in loss of $622,000 in the defined benefit plan obligation. The current level of shareholders’

equity equates to a book value per share of $24.70 at June 30, 2023 compared to $23.56 at June 30, 2022, and an equity to asset ratio of 8.17% at June 30, 2023 and 8.78% at June 30, 2022. Dividends declared for the six months ended June 30, 2023 and 2022 were $0.64 per share.

Penns Woods Bancorp, Inc. is the parent company of Jersey Shore State Bank, which operates sixteen branch offices providing financial services in Lycoming, Clinton, Centre, Montour, Union, and Blair Counties, and Luzerne Bank, which operates eight branch offices providing financial services in Luzerne County, and United Insurance Solutions, LLC, which offers insurance products.  Investment and insurance products are offered through Jersey Shore State Bank’s subsidiary, The M Group, Inc. D/B/A The Comprehensive Financial Group.

NOTE:  This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  Management uses the non-GAAP measure of net income from core operations in its analysis of the company’s performance. This measure, as used by the Company, adjusts net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature such as net securities gains and losses. Because these certain items and their impact on the Company’s performance are difficult to predict, management believes presentation of financial measures excluding the impact of such items provides useful supplemental information in evaluating the operating results of the Company’s core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This press release may contain certain “forward-looking statements” including statements concerning plans, objectives, future events or performance and assumptions and other statements, which are statements other than statements of historical fact.  The Company cautions readers that the following important factors, among others, may have affected and could in the future affect actual results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company herein: (i) the effect of changes in laws and regulations, including federal and state banking laws and regulations, and the associated costs of compliance with such laws and regulations either currently or in the future as applicable; (ii) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as by the Financial Accounting Standards Board, or of changes in the Company’s organization, compensation and benefit plans; (iii) the effect on the Company’s competitive position within its market area of the increasing consolidation within the banking and financial services industries, including the increased competition from larger regional and out-of-state banking organizations as well as non-bank providers of various financial services; (iv) the effect of changes in interest rates; (v) the effects of health emergencies, including the spread of infectious diseases or pandemics; or (vi) the effect of changes in the business cycle and downturns in the local, regional or national economies.  For a list of other factors which could affect the Company’s results, see the Company’s filings with the Securities and Exchange Commission, including “Item 1A.  Risk Factors,” set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

You should not place undue reliance on any forward-looking statements.  These statements speak only as of the date of this press release, even if subsequently made available by the Company on its website or otherwise.  The Company undertakes no obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.
Previous press releases and additional information can be obtained from the Company’s website at www.pwod.com.

Contact:	Richard A. Grafmyre, Chief Executive Officer
110 Reynolds Street
Williamsport, PA 17702
	570-322-1111	e-mail: pwod@pwod.com

PENNS WOODS BANCORP, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	June 30,
(In Thousands, Except Share and Per Share Data)	2023	2022	% Change
ASSETS:
Noninterest-bearing balances	$32,265	$26,540	21.57%
Interest-bearing balances in other financial institutions	12,596	24,452	(48.49)%
Federal funds sold	—	40,000	(100.00)%
Total cash and cash equivalents	44,861	90,992	(50.70)%

Investment debt securities, available for sale, at fair value	186,626	192,438	(3.02)%
Investment equity securities, at fair value	1,143	1,186	(3.63)%
Restricted investment in bank stock, at fair value	24,438	13,458	81.59%
Loans held for sale	3,049	3,857	(20.95)%
Loans	1,769,403	1,489,132	18.82%
Allowance for credit losses	(11,592)	(14,393)	(19.46)%
Loans, net	1,757,811	1,474,739	19.19%
Premises and equipment, net	31,180	32,671	(4.56)%
Accrued interest receivable	9,498	8,246	15.18%
Bank-owned life insurance	33,524	34,115	(1.73)%
Investment in limited partnerships	8,402	4,901	71.43%
Goodwill	16,450	17,104	(3.82)%
Intangibles	260	396	(34.34)%
Operating lease right of use asset	2,586	2,747	(5.86)%
Deferred tax asset	6,332	5,689	11.30%
Other assets	9,159	9,267	(1.17)%
TOTAL ASSETS	$2,135,319	$1,891,806	12.87%

LIABILITIES:
Interest-bearing deposits	$1,077,820	$1,065,291	1.18%
Noninterest-bearing deposits	475,937	524,288	(9.22)%
Total deposits	1,553,757	1,589,579	(2.25)%

Short-term borrowings	180,410	5,464	3,201.79%
Long-term borrowings	202,692	112,874	79.57%
Accrued interest payable	2,129	452	371.02%
Operating lease liability	2,642	2,800	(5.64)%
Other liabilities	19,287	14,583	32.26%
TOTAL LIABILITIES	1,960,917	1,725,752	13.63%

SHAREHOLDERS’ EQUITY:
Preferred stock, no par value, 3,000,000 shares authorized; no shares issued	—	—	n/a
Common stock, par value $5.55, 22,500,000 shares authorized; 7,573,713 and 7,559,165 shares issued; 7,063,488 and 7,048,940 shares outstanding	42,077	41,995	0.20%
Additional paid-in capital	54,869	53,651	2.27%
Retained earnings	104,104	92,903	12.06%
Accumulated other comprehensive loss:
Net unrealized loss on available for sale securities	(9,753)	(6,222)	(56.75)%
Defined benefit plan	(4,080)	(3,458)	(17.99)%
Treasury stock at cost, 510,225	(12,815)	(12,815)	—%
TOTAL SHAREHOLDERS' EQUITY	174,402	166,054	5.03%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,135,319	$1,891,806	12.87%

PENNS WOODS BANCORP, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)

	Three Months Ended June 30,				Six Months Ended June 30,
(In Thousands, Except Share and Per Share Data)	2023	2022	% Change		2023	2022	% Change
INTEREST AND DIVIDEND INCOME:
Loans including fees	$19,846	$13,620	45.71%		$37,851	$26,658	41.99%
Investment securities:
Taxable	1,287	864	48.96%		2,505	1,601	56.46%
Tax-exempt	118	194	(39.18)%		296	358	(17.32)%
Dividend and other interest income	642	506	26.88%		1,105	842	31.24%
TOTAL INTEREST AND DIVIDEND INCOME	21,893	15,184	44.18%		41,757	29,459	41.75%

INTEREST EXPENSE:
Deposits	4,851	710	583.24%		8,223	1,498	448.93%
Short-term borrowings	2,232	2	n/m		3,672	3	n/m
Long-term borrowings	1,424	625	127.84%		2,178	1,258	73.13%
TOTAL INTEREST EXPENSE	8,507	1,337	536.28%		14,073	2,759	410.08%

NET INTEREST INCOME	13,386	13,847	(3.33)%		27,684	26,700	3.69%

(Recovery) provision for loan credit	(614)	330	(286.06)%		(605)	480	(226.04)%
(Recovery) provision for off balance sheet credit exposures	(566)	—	n/a		(504)	—	n/a
TOTAL (RECOVERY) PROVISION FOR CREDIT LOSSES	(1,180)	330	(457.58)%		(1,109)	480	(331.04)%

NET INTEREST INCOME AFTER (RECOVERY) PROVISION FOR CREDIT LOSSES	14,566	13,517	7.76%		28,793	26,220	9.81%

NON-INTEREST INCOME:
Service charges	516	509	1.38%		1,012	1,004	0.80%
Debt securities losses, available for sale	(19)	(10)	(90.00)%		(80)	(12)	(566.67)%
Net equity securities (losses) gains	(20)	(44)	54.55%		1	(103)	100.97%
Bank-owned life insurance	166	161	3.11%		722	331	118.13%
Gain on sale of loans	244	266	(8.27)%	.	475	611	(22.26)%
Insurance commissions	115	107	7.48%		280	277	1.08%
Brokerage commissions	141	158	(10.76)%		306	358	(14.53)%
Loan broker income	317	371	(14.56)%		487	912	(46.60)%
Debit card income	340	391	(13.04)%		675	736	(8.29)%
Other	222	228	(2.63)%		401	435	(7.82)%
TOTAL NON-INTEREST INCOME	2,022	2,137	(5.38)%		4,279	4,549	(5.94)%

NON-INTEREST EXPENSE:
Salaries and employee benefits	6,312	6,141	2.78%		12,488	12,405	0.67%
Occupancy	772	740	4.32%		1,638	1,650	(0.73)%
Furniture and equipment	790	746	5.90%		1,636	1,638	(0.12)%
Software amortization	173	219	(21.00)%		356	472	(24.58)%
Pennsylvania shares tax	279	396	(29.55)%		527	785	(32.87)%
Professional fees	906	582	55.67%		1,594	1,120	42.32%
Federal Deposit Insurance Corporation deposit insurance	452	228	98.25%		697	430	62.09%
Marketing	272	220	23.64%		427	284	50.35%
Intangible amortization	32	41	(21.95)%		67	85	(21.18)%
Other	1,441	1,107	30.17%		2,897	2,558	13.25%
TOTAL NON-INTEREST EXPENSE	11,429	10,420	9.68%		22,327	21,427	4.20%
INCOME BEFORE INCOME TAX PROVISION	5,159	5,234	(1.43)%		10,745	9,342	15.02%
INCOME TAX PROVISION	988	1,003	(1.50)%		1,916	1,679	14.12%
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS'	$4,171	$4,231	(1.42)%		$8,829	$7,663	15.22%
EARNINGS PER SHARE - BASIC	$0.59	$0.60	(1.67)%		$1.25	$1.08	15.74%
EARNINGS PER SHARE - DILUTED	$0.59	$0.60	(1.67)%		$1.25	$1.08	15.74%
WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	7,062,018	7,059,045	0.04%		7,060,218	7,065,772	(0.08)%
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	7,062,018	7,059,045	0.04%		7,060,218	7,065,772	(0.08)%

PENNS WOODS BANCORP, INC.
AVERAGE BALANCES AND INTEREST RATES
(UNAUDITED)

	Three Months Ended
	June 30, 2023			June 30, 2022
(Dollars in Thousands)	Average Balance (1)	Interest	Average Rate	Average Balance (1)	Interest	Average Rate
ASSETS:
Tax-exempt loans (3)	$66,613	$461	2.78%	$52,886	$331	2.51%
All other loans	1,672,111	19,482	4.67%	1,394,631	13,358	3.84%
Total loans (2)	1,738,724	19,943	4.60%	1,447,517	13,689	3.79%

Federal funds sold	—	—	n/a	48,352	154	1.28%

Taxable securities	190,862	1,807	3.84%	154,484	1,048	2.75%
Tax-exempt securities (3)	23,310	150	2.61%	45,824	245	2.17%
Total securities	214,172	1,957	3.71%	200,308	1,293	2.62%

Interest-bearing balances in other financial institutions	9,961	122	4.91%	102,172	168	0.66%

Total interest-earning assets	1,962,857	22,022	4.50%	1,798,349	15,304	3.42%

Other assets	133,239			131,117

TOTAL ASSETS	$2,096,096			$1,929,466

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Savings	$232,889	155	0.27%	$248,063	24	0.04%
Super Now deposits	271,438	913	1.35%	388,002	239	0.25%
Money market deposits	293,682	1,665	2.27%	304,636	210	0.28%
Time deposits	261,947	2,118	3.24%	164,301	237	0.58%
Total interest-bearing deposits	1,059,956	4,851	1.84%	1,105,002	710	0.26%

Short-term borrowings	169,723	2,232	5.27%	5,636	2	0.14%
Long-term borrowings	182,719	1,424	3.13%	112,901	625	2.22%
Total borrowings	352,442	3,656	4.16%	118,537	627	2.12%

Total interest-bearing liabilities	1,412,398	8,507	2.42%	1,223,539	1,337	0.44%

Demand deposits	484,607			518,467
Other liabilities	24,059			20,708
Shareholders’ equity	175,032			166,752

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,096,096			$1,929,466
Interest rate spread (3)			2.08%			2.98%
Net interest income/margin (3)		$13,515	2.77%		$13,967	3.12%
1.    Information on this table has been calculated using average daily balance sheets to obtain average balances.
2.    Non-accrual loans have been included with loans for the purpose of analyzing net interest earnings.
3.    Income and rates on fully taxable equivalent basis include an adjustment for the difference between annual income from tax-exempt obligations and the taxable equivalent of such income at the standard tax rate of 21%

	Three Months Ended June 30,
	2023	2022
Total interest income	$21,893	$15,184
Total interest expense	8,507	1,337
Net interest income (GAAP)	13,386	13,847
Tax equivalent adjustment	129	120
Net interest income (fully taxable equivalent) (non-GAAP)	$13,515	$13,967

PENNS WOODS BANCORP, INC.
AVERAGE BALANCES AND INTEREST RATES
(UNAUDITED)

	Six Months Ended
	June 30, 2023			June 30, 2022
(Dollars in Thousands)	Average Balance (1)	Interest	Average Rate	Average Balance (1)	Interest	Average Rate
ASSETS:
Tax-exempt loans (3)	$65,669	$909	2.79%	$50,775	$639	2.54%
All other loans	1,636,798	37,133	4.57%	1,372,810	26,153	3.84%
Total loans (2)	1,702,467	38,042	4.51%	1,423,585	26,792	3.80%

Federal funds sold	—	—	n/a	49,171	247	1.01%

Taxable securities	186,168	3,386	3.67%	149,489	1,968	2.67%
Tax-exempt securities (3)	28,409	375	2.66%	43,416	453	2.12%
Total securities	214,577	3,761	3.53%	192,905	2,421	2.54%

Interest-bearing balances in other financial institutions	9,985	224	4.52%	129,704	228	0.35%

Total interest-earning assets	1,927,029	42,027	4.20%	1,795,365	29,688	3.34%

Other assets	132,561			128,624

TOTAL ASSETS	$2,059,590			$1,923,989

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Savings	$238,067	275	0.23%	$244,528	46	0.04%
Super Now deposits	318,669	1,852	1.17%	379,496	434	0.23%
Money market deposits	291,719	2,945	2.04%	301,744	396	0.26%
Time deposits	225,414	3,151	2.82%	177,487	622	0.71%
Total interest-bearing deposits	1,073,869	8,223	1.54%	1,103,255	1,498	0.27%

Short-term borrowings	145,871	3,672	5.09%	5,416	3	0.11%
Long-term borrowings	151,169	2,178	2.91%	114,077	1,258	2.23%
Total borrowings	297,040	5,850	3.98%	119,493	1,261	2.13%

Total interest-bearing liabilities	1,370,909	14,073	2.07%	1,222,748	2,759	0.46%

Demand deposits	491,356			512,441
Other liabilities	27,050			22,184
Shareholders’ equity	170,275			166,616

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,059,590			$1,923,989
Interest rate spread (3)			2.13%			2.88%
Net interest income/margin (3)		$27,954	2.92%		$26,929	3.03%
1.    Information on this table has been calculated using average daily balance sheets to obtain average balances.
2.    Non-accrual loans have been included with loans for the purpose of analyzing net interest earnings.
3.    Income and rates on fully taxable equivalent basis include an adjustment for the difference between annual income from tax-exempt obligations and the taxable equivalent of such income at the standard tax rate of 21%

	Six Months Ended June 30,
	2023	2022
Total interest income	$41,757	$29,459
Total interest expense	14,073	2,759
Net interest income	27,684	26,700
Tax equivalent adjustment	270	229
Net interest income (fully taxable equivalent) (non-GAAP)	$27,954	$26,929

(Dollars in Thousands, Except Per Share Data, Unaudited)	Quarter Ended
	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Operating Data
Net income	$4,171	$4,658	$4,509	$5,250	$4,231
Net interest income	13,386	14,298	15,548	15,532	13,847
(Recovery) provision for credit losses	(1,180)	71	575	855	330
Net security losses	(39)	(40)	(39)	(211)	(54)
Non-interest income, excluding net security losses	2,061	2,297	2,120	2,294	2,191
Non-interest expense	11,429	10,898	11,251	10,320	10,420

Performance Statistics
Net interest margin	2.77%	3.10%	3.42%	3.47%	3.12%
Annualized return on average assets	0.80%	0.92%	0.92%	1.09%	0.88%
Annualized return on average equity	9.53%	11.12%	10.92%	12.61%	10.15%
Annualized net loan charge-offs (recoveries) to average loans	(0.11)%	0.03%	0.04%	0.01%	(0.01)%
Net (recoveries) charge-offs	(472)	123	149	37	(40)
Efficiency ratio	73.78%	65.46%	59.79%	57.70%	64.72%

Per Share Data
Basic earnings per share	$0.59	$0.66	$0.64	$0.74	$0.60
Diluted earnings per share	0.59	0.64	0.64	0.74	0.60
Dividend declared per share	0.32	0.32	0.32	0.32	0.32
Book value	24.70	24.64	23.76	23.32	23.56
Common stock price:
High	27.34	27.77	26.89	24.29	24.35
Low	21.95	21.90	23.15	22.02	22.34
Close	25.03	23.10	26.62	22.91	23.09
Weighted average common shares:
Basic	7,062	7,058	7,055	7,051	7,059
Fully Diluted	7,062	7,334	7,055	7,051	7,059
End-of-period common shares:
Issued	7,574	7,570	7,567	7,563	7,559
Treasury	(510)	(510)	(510)	(510)	(510)

(Dollars in Thousands)	Quarter Ended
	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Financial Condition Data:
General
Total assets	$2,135,319	$2,065,143	$2,000,080	$1,905,116	$1,891,806
Loans, net	1,757,811	1,688,289	1,624,094	1,545,489	1,474,739
Goodwill	16,450	16,450	16,450	17,104	17,104
Intangibles	260	292	327	361	396
Total deposits	1,553,757	1,638,835	1,556,460	1,590,415	1,589,579
Noninterest-bearing	475,937	502,352	519,063	537,403	524,288
Savings	229,108	239,526	247,952	249,532	249,057
NOW	238,353	363,548	372,574	392,140	353,102
Money Market	296,957	300,273	270,589	268,532	309,453
Time Deposits	226,224	191,203	137,949	137,348	145,714
Brokered Deposits	87,178	41,933	8,333	5,460	7,965
Total interest-bearing deposits	1,077,820	1,136,483	1,037,397	1,053,012	1,065,291

Core deposits*	1,240,355	1,405,699	1,410,178	1,447,607	1,435,900
Shareholders’ equity	174,402	173,970	167,665	164,489	166,054

Asset Quality
Non-performing loans	$4,276	$4,766	$4,890	$5,743	$5,100
Non-performing loans to total assets	0.20%	0.23%	0.24%	0.30%	0.27%
Allowance for loan losses	11,592	11,734	15,637	15,211	14,393
Allowance for loan losses to total loans	0.66%	0.69%	0.95%	0.97%	0.97%
Allowance for loan losses to non-performing loans	271.09%	246.20%	319.78%	264.86%	282.22%
Non-performing loans to total loans	0.24%	0.28%	0.30%	0.37%	0.34%

Capitalization
Shareholders’ equity to total assets	8.17%	8.42%	8.40%	8.63%	8.78%

* Core deposits are defined as total deposits less time deposits and brokered deposits.

Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in Thousands, Except Per Share Data)	2023	2022	2023	2022
GAAP net income	$4,171	$4,231	$8,829	$7,663
Net securities losses, net of tax	31	43	62	91
Non-GAAP core earnings	$4,202	$4,274	$8,891	$7,754

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Return on average assets (ROA)	0.80%	0.88%	0.86%	0.80%
Net securities losses, net of tax	—%	0.01%	—%	0.01%
Non-GAAP core ROA	0.80%	0.89%	0.86%	0.81%

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Return on average equity (ROE)	9.53%	10.15%	10.37%	9.20%
Net securities losses, net of tax	0.07%	0.10%	0.07%	0.11%
Non-GAAP core ROE	9.60%	10.25%	10.44%	9.31%

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Basic earnings per share (EPS)	$0.59	$0.60	$1.25	$1.08
Net securities losses, net of tax	0.01	0.01	0.01	0.02
Non-GAAP basic core EPS	$0.60	$0.61	$1.26	$1.10

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Diluted EPS	$0.59	$0.60	$1.25	$1.08
Net securities losses, net of tax	0.01	0.01	0.01	0.02
Non-GAAP diluted core EPS	$0.60	$0.61	$1.26	$1.10